AGREEMENT
               SENIOR MANAGEMENT INDIVIDUAL LIFE INSURANCE PROGRAM
                            AND COLLATERAL ASSIGNMENT




THIS AGREEMENT is entered into this day of __________19__, by and between AT&T Corp., a New York corporation, (hereinafter referred to as "the Employer" in Part I or "Assignee" in Part II), and

         INSTRUCTIONS -- Trustee as Policyholder: Check this box and fill in the blanks to the right of it if the initial Policyholder will be a trustee acting for the benefit of the Employee.
         ___
        /__/ _____________________________________________ (hereinafter referred
                           (Name of Trustee)

             to as the "Policyholder"), trustee for ____________________________
                                                         (Name of  Employee)

             (hereinafter referred to as the "Employee").


         INSTRUCTIONS -- Employee as Policyholder: Check this box and fill in the blank to the right of it if the initial Policyholder will be the Employee.
         ___
        /__/ _____________________________________________ (hereinafter referred
                           (Name of Employee)

             to as either the  "Policyholder" or "Employee", as applicable).


WHEREAS, the Employee is currently a valued employee and Senior Manager of the Employer and the Employer wishes to assist the Employee with his/her personal life insurance program; and


WHEREAS, the Employee (if also the Policyholder) or otherwise, the above-named trustee, acting on behalf of the Employee, desires to accept such assistance;

NOW, THEREFORE, the Employer and the Policyholder agree as follows:



PART I - Individual Life Insurance Agreement

1.       Description of Policy


         In furtherance of the purposes of the Agreement, the Policyholder will purchase and own a certain policy of life insurance on the life of the Employee, being Policy No._________ issued by the Metropolitan Life

         Insurance Company (hereinafter referred to as "the Insurer") in an initial face amount of $_________ with an initial annual premium of $___________ (said policy being hereinafter referred to as "the Policy"). The Policyholder's ownership shall be subject to all the terms and conditions set forth in this Agreement.

2.       Payment of Premiums

         The Employer shall pay such part of the annual premium for such Policy (excluding the premium for any supplemental benefits not part of the Policy at initial issuance) as is equal to the amount of the annual premium which is in excess of the value of the "economic benefit" of the life insurance protection for Federal Income Tax purposes as described in Rev. Rule 64-328, Rev. Rule 66-110, and Rev. Rule 67-154. For purposes of this Section 2, "economic benefit" means the cost of the pure life insurance coverage (i.e. death benefit less any cash value) portion of the Policy. The Employer's contribution to the premium shall be reduced by any dividend used to reduce premiums. For the convenience of the parties, the Employer shall pay the entire premium directly to the Insurer. The Employee shall reimburse the Employer for that portion of the premium equal to the "economic benefit," of the life insurance protection by withholding monthly from the Employee's paycheck, pension check, or other post-employment payment received from the Employer, as applicable; provided, however, that such withholding from an Employee's pension check from the AT&T Management Pension Plan shall not exceed 10% of the gross monthly pension and shall be revocable at the request of the Employee. If the Employee shall have transferred or assigned his/her interest in the Policy to a third party, such third party (in the absence of continued payment by the Employee) shall make payment of the appropriate portion of the premium to the Employer. If the Employee is not receiving sufficient amounts from which premiums can be withheld, the Employee shall make payment of the appropriate amount directly to the Employer or to the Insurer. While this Agreement is in effect, the Employer shall maintain a schedule (a copy of which shall be open to inspection by the Employee), recording annually the portion of the premium paid by the Employer and the portion paid by the Employee.

3.       Collateral Assignment and Possession of Policy

         To secure  repayment of premiums  paid by the Employer  provided for in
         Section 2, Part II of this Agreement includes an assignment of the Policy or the Policyholder's interest therein (hereinafter "Collateral Assignment") and provides for the transfer of possession of the Policy to the Employer during the term specified in Part II of this Agreement. Except as provided in or as otherwise consistent with the provisions of this Agreement, the Employer covenants that it will not exercise its rights under the Collateral Assignment provisions of this Agreement in such a manner as to defeat the rights of the Policyholder or the policy beneficiary under this Agreement. Specifically, the Employer covenants that it will not surrender the Policy unless the Policyholder has defaulted on his/her obligations under this Agreement, or the Agreement has terminated as provided in Section 8. The Employer shall have possession of the Policy during the period that the Employer makes premium payments and until all such payments are repaid. The Employer shall make the Policy available to the Insurer in order to make any change desired by the Policyholder as to the designation of beneficiary or the selection of a settlement option, subject, however, to the Collateral Assignment provisions hereof.

4.       Beneficiary Designation and Payment of Policy Proceeds

         The Policyholder shall have the right to name the Policy beneficiary. However, in the event of the Employee's death, the Employer shall have an interest in the Policy proceeds equal to the value of the premiums which the Employer has made to the extent not previously reimbursed, less any Policy indebtedness of the Employer to the Insurer. The balance, if any, of the proceeds of the Policy shall be paid to the beneficiary designated in the Policy by the Policyholder.

5.       Procedure at Employee's Death
         Upon the death of the Employee while the Policy and this Agreement are in force and subject to the provisions of Parts I and II hereof, the Employer shall promptly take all necessary steps, including rendering of such assistance as may reasonably be required by the beneficiary, to obtain payment from the Insurer of the amounts payable under the Policy to the respective parties, as provided under Section 4 above.

6.       Disability Waiver of Premium

         In the event that a supplemental agreement providing for waiver of premium in the event of disability or any additional death benefit becomes operational, the additional premium for such supplemental agreement shall be paid by the Policyholder for the benefit of the Employee. The Employer's interest in the Policy at death, under Section 4, or on surrender, under Section 9, shall be limited to total premiums paid by the Employer and not previously reimbursed less any Policy indebtedness of the Employer to the Insurer.

7.       Choice of Dividend Option(s)

         To the extent that the Insurer declares dividends on the Policy, the Employer shall have the right to choose the option or combination of options it desires from among those offered by the Insurer as to the disposition of such dividends. The Employer shall notify the Policyholder and Insurer of its choice, and the Policyholder agrees to execute any documents necessary to choose or change the Policy's dividend option.

8.       Termination of Agreement

         Part I of this Agreement shall terminate when the first of any of the following events occurs:

         (a) Termination of the Employee's employment with the Employer, for reasons other than retirement on a disability allowance or a minimum pension or after becoming retirement eligible. For purposes of this Agreement, an Employee shall be considered retirement eligible if the Employee has satisfied one of the following minimum age and length of service (as determined under the AT&T Management Pension Plan) combinations: (a) any age and 30 years of service; (b) age 50 and 25 years of service; (c) age 55 and 20 years of service; or (d) age 65 and 10 years of service;

         (b) The Employee's attainment of the age 65 (in some cases later) on or after retirement on a disability allowance or a minimum pension or after becoming retirement eligible or, if later, fifteen (15) years from the date of issuance of the Policy;

         (c) Either party's submission of written notice, to the other party, of intent to terminate Part I of this Agreement;

         (d) Performance of the Agreement's terms, following the death of the Employee;

         (e) Failure by either the Employer or the Policyholder, for any reason to make the premium contributions required under
                  Section 2 of this Agreement;

         (f)      Demotion of the Employee to a non-Senior Manager position; or

         (g) The Employee engages in any competitive activity as determined in accordance with the provisions of the AT&T Non-Competition Guideline (unless either (i) the Employee has obtained the advance written consent of the Employer's Executive Vice President-Human Resources to engage in such competitive activity as provided in the AT&T Non-Competition Guideline; or
                  (ii) the Employer's Executive Vice President-Human Resources has waived the application of the AT&T Non-Competition Guideline to the Employee with respect to the Agreement as provided for in the AT&T Non-Competition Guideline).

9.       Disposition of Policy Upon Termination of Agreement

         Upon the  termination  of this  Agreement  for any  reason  other  than
         Section 8(d) above, the Policyholder shall have a thirty (30) day option to satisfy the Collateral Assignment regarding the Policy held by the Employer in accordance with the terms of this Section 9. The amount necessary to satisfy such Collateral Assignment shall be an amount equal to the total premium payments made, from time to time, by the Employer pursuant to Section 2 hereof, and, at the option of the Policyholder, either shall be paid directly by the Policyholder or through the Employer's collection from the cash value under the Policy. If the Policy shall then be encumbered by assignment, policy loan, or other means which have been the result of the Employer's actions, the Employer shall either remove such encumbrance, or reduce the amount necessary to satisfy the Collateral Assignment by the total amount of indebtedness outstanding against the Policy. The provisions of this
         Section 9 are subject to the terms of Section 6 if the Policy's supplemental agreements have been activated. If the Policyholder exercises his/her option to satisfy the Collateral Assignment, the Employer shall execute all necessary documents required by the Insurer to remove and satisfy the Collateral Assignment outstanding on the Policy. If the Policyholder does not exercise his/her option to satisfy the Collateral Assignment outstanding on the Policy, the Policyholder shall execute all documents necessary to transfer ownership of the Policy to the Employer. Such transfer shall constitute satisfaction of any obligation the Policyholder has to the Employer with respect to this Agreement. The Employer shall then pay to the Policyholder the amount, if any, by which the cash surrender value of the Policy exceeds the amount necessary to satisfy the Collateral Assignment.

10.      Taxable Income

         The Employee is responsible for determining the amount of taxable income, if any, includable in his/her gross income for tax purposes as a result of this Agreement or coverage under the Policy.

11.      Policyholder's Right to Assign His/Her Interest

         The Policyholder shall have the right to transfer his/her entire interest in the Policy (other than rights assigned to the Employer pursuant to this Agreement and subject to the obligations of any outstanding Collateral Assignment) to another person, trust or entity (herein the "Transferee"). If the Policyholder makes such a transfer, all his/her rights shall be vested in the Transferee and the
         Policyholder shall have no further interest in the Policy and Agreement. Any Transferee shall be subject to all obligations of the Policyholder under both Parts I and II of this Agreement.

12.      Insurer's Obligations

         The Insurer is not a party to this Agreement. It is understood by the parties hereto that in issuing such Policy of insurance, the Insurer shall have no liability except as set forth in the Policy and except as set forth in any assignment of the Policy filed at its Home Office. Except as set forth in Sections 13 and 14, the Insurer shall not be bound to inquire into, or take notice of, any of the covenants herein contained as to the Policy of insurance or as to application of proceeds of such Policy. Upon the death of the Employee and payment of the proceeds in accordance with Sections 13 and 14 of this Agreement, the Insurer shall be discharged from all liability.

13.      Administrative and Fiduciary Provisions

         AT&T Corp. shall be the administrator with respect to any rights or obligations of the Employer hereunder and shall have the authority to control and manage the operation and administration of this Agreement. The Insurer shall be the fiduciary of the Policy solely with regard to the review and final decision on the claim for benefits under the Policy, as provided in the claims procedure set forth in Section 14.

14.      Claims Procedure
         The following claims procedure shall apply to the Policy and the Senior Management Individual Life Insurance Program:

         (a) Filing of a claim for benefits: The Policyholder or the beneficiary of the Policy shall make a claim for the benefits provided under the Policy in the manner provided in the Policy.

         (b) Claim denial: With respect to a claim for benefits under said Policy, the Insurer shall be the entity which reviews and makes decisions on claim denials according to the terms of the Policy.

         (c) Notification to claimant of decisions. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of Section (d) following shall be furnished to the claimant within a reasonable period of time after a claim has been filed.

         (d) Content of notice: The Insurer shall provide, to any claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant, the following:

                  (1)      The specific reason or reasons for the denial;

                  (2) Specific reference to pertinent Policy provisions or provisions of this Agreement on which the denial is based;

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) An explanation of this Agreement's claim review procedure, as set forth in Sections (e) and (f) following.

         (e) Review procedure: The purposes of the review procedure set forth in this Section and Section (f) following is to provide a method by which a claimant under the Policy and the Senior Management Individual Life Insurance Program may have a reasonable opportunity to appeal a denial of claim for a full and fair review. To accomplish that purpose, the claimant or his/her duly authorized representative:

                  (1) May request a review upon written application to the Insurer;

                  (2)      May review the Policy or pertinent Senior  Management
                           Individual  Life  Insurance   Program   documents  or
                           agreements; and

                  (3)      May submit issues and comments in writing.

                  A claimant, (or his/her duly authorized representative), shall request a review by filing a written application for review at any time within sixty (60) days after receipt by the claimant of written notice of the denial of the claim.

         (f) Decision on review. A decision on review of a denial of a claim shall be made in the following manner:

                  (1) the decision on review shall be made by the Insurer which may, at its discretion, hold a hearing on the denied claim. The Insurer shall make its decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

                  (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy provision or provision of this Agreement on which the decision is based.

Notwithstanding any provision of the Agreement or the Policy, no Employee, Policyholder, Transferee, assignee or beneficiary may commence any action in any court regarding the Policy or the Senior Management Individual Life Insurance Program prior to pursuing all rights of Policyholder under this Section 14.

PART II - Assignment of Life Insurance Policy as Collateral


A. For value received and in specific consideration of the premium payments made by the Employer as set forth in Section 2 of Part I hereof, the Policyholder hereby assigns, transfers and sets over to the Employer (in this Part II referred to as the "Assignee"), its
         successors    and   assigns,     the    Policy    issued    by      the
         Insurer upon the life of the Employee and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the insurer may have against the Policy. The Policyholder by this instrument agrees and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Agreement and Collateral Assignment and pass to the Assignee by virtue hereof:

         1. The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

         2. The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

         3. The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

         4. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the Policy in force at the time of this assignment; and

         5. The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom.


C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Agreement and Collateral Assignment and do not pass by virtue hereof:


         1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance or the cash value of the Policy;

         2.       The right to designate any change in the beneficiary;

         3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer;

         provided, however, that the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Agreement and Collateral Assignment and to the rights of the Assignee hereunder.

D. This Collateral Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the Policyholder to the Assignee arising under this Agreement (all of which liabilities secured to or to become secured are herein referred to as "Liabilities"). It is expressly agreed that all sums received by the Assignee hereunder whether in the event of death of the Employee, the maturity or surrender of the Policy, the obtaining of a loan or advance on the Policy, or otherwise, shall first be applied to the payment of the liability for premiums paid by the Assignee on the Policy.

E. The Assignee covenants and agrees with the Policyholder as follows:

         1. That any balance of sums, if any, received hereunder from the Insurer remaining after payment of the existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this Collateral Assignment not been executed;

         2. That the Assignee will not exercise either the right to surrender the Policy or the right to obtain policy loans from the Insurer, until there has been either default in any of the Liabilities pursuant to this Agreement or termination of said Agreement as therein provided; and

         3. That the Assignee will, upon request, forward without reasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. The Policyholder declares that no proceedings in bankruptcy are pending against him/her and that his/her property is not subject to any assignment for the benefit of creditors.


Provisions Applicable to Parts I and II

1.       Amendments

         Amendments may be added to this Agreement by a written agreement signed by each of the parties and attached hereto.

2.       Choice of Law

         This Agreement shall be subject to, and construed according to, the laws of the State of New Jersey.

3.       A Binding Agreement

         This Agreement  shall bind the Employer and the  Employer's  successors and assigns, the Policyholder and his/her heirs, executors, administrators, and assigns (including a Transferee), and any Policy beneficiary.

4.       Severability Provision

         The Employer and the Policyholder agree that if any provision of this Agreement is determined to be invalid or unenforceable, in whole or part, then all remaining provisions of this Agreement and, to the extent valid or enforceable, the provision in question shall remain valid, binding and fully enforceable as if the invalid or unenforceable provision, to the extent necessary, was not a part of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, including the provisions regarding Collateral Assignment, on the day and year first above written.



                                   POLICYHOLDER


______________________________     ______________________________
Signature of Witness               Signature of  Policyholder


                                    AT&T CORP.
                                    (As Employer and Assignee)


______________________________     ______________________________
Signature of Witness               H. W. Burlingame
                                   Executive Vice President-Human Resources

            AT&T SENIOR MANAGEMENT INDIVIDUAL LIFE INSURANCE PROGRAM

                                (revised 3/3/98)

Program Overview

The Senior Management Individual Life Insurance Program (SMILIP) is an arrangement where the Company and you purchase a permanent life insurance policy on your life and share the premium payment. If you die while AT&T is still a party to the policy, typically before you reach age 65, the death benefit is also shared between the Company and your designated beneficiary. This type of arrangement is known in the insurance industry as "Split Dollar." After attaining age 65 or if later, 15 years from the date of issuance of this policy, the Company will recoup its premium payments from the cash value build-up in the policy and cease to have any interest in the policy. The remaining cash value will be sufficient to give you a "paid-up" death benefit after attaining normal retirement age, i.e., all premiums will cease and the death benefit of the policy will be secured for the designated beneficiary with no further cost to you.

At the time of enrollment your death benefit will be one-and-one-half times annual salary. Your death benefit will increase annually at 7% to approximate assumed growth in annual salary over an extended period of time. The premium cost to you will also increase to reflect your increasing age as well as the increased death benefit. The Company will pay a significant portion of the premium. Over time, the Company portion of the premium will decrease.

Although this arrangement is primarily designed to pay a benefit upon your death, there is also a cash value build-up occurring coincident with the premium payments that continues after the premium payments cease. Once sufficient funds have accumulated and the Company no longer has an interest in the policy, because it has recouped its premiums, you have the option to use some or all of the remaining cash in lieu of some or all of the death benefit.

Eligibility

SMILIP is available to active AT&T Senior Managers. Employees who are promoted or hired into Senior Management are immediately eligible to enroll in this program.

Coverage

Your death benefit will automatically increase 7% on January 1 of each year to approximate salary increases. Periodically over the life of the policy this amount may be adjusted by the Company to more closely approximate your actual salary.

Insurability

If you enroll within 60 days of becoming a Senior Manager, you are guaranteed to be insured. If you delay enrollment proof of insurability may be required at that time before a policy can be written or coverage increased. If you are on disability (i.e., receiving Sickness and Disability Benefits) at the time of eligibility, enrollment must be delayed until you return to work.

Premium Sharing/Benefit Sharing

SMILIP has its origin in what the insurance industry calls a "Split Dollar" program. The term "Split Dollar" insurance comes from a concept of the Employer and the Employee sharing the premium payment on a life insurance policy on the employee. At age 65 or if later, 15 years from the date of issuance of the policy, the Company's aggregate premiums are returned from a "special" cash value built into the policy expressly for this purpose. Should you die before the Company's aggregate premiums are returned, death benefit payments are made to both the Company and your beneficiary. However, the benefit the Company receives does not reduce the death benefit paid to your beneficiary. After the Company's aggregate premiums are returned, the Company no longer has an interest in the policy. At that time you will have a "paid up" permanent life insurance policy with a cash value that can be made available to you at your option.

                        Sample Senior Manager's Program*
                                 Current Age 50
                                 Annual Premium
                                                       Cash Value
Attained      Death      Senior                   Senior
Age          Benefit     Manager    Company       Manager      Company
---          -------     -------    -------       -------      -------
50          $200,000     $   880    $17,090             0   $   14,350
55           280,500       1,740     16,232    $   15,700      101,000
60           393,400       4,092     13,878        85,350      178,500
64           515,700       5,364     12,606       195,700      231,000
65#          515,700           0          0       203,800            0

* This example is for illustrative purposes only and assumes a 7% annual growth in death benefit (assumed annual salary) and an 8% yield on investment for the cash value.
   The yield on investment is not guaranteed.

# At normal retirement the death benefit becomes constant, premiums cease, the Company's aggregate premiums are returned and your cash value may continue to grow.

Premium Period

SMILIP is designed for premiums to be extended over a period of time to ease the impact on cash flow to both you and the Company. This period is normally from the time of your enrollment until you reach age 65, however, premiums must be paid for a minimum of 15 years. Therefore, if you enroll in the program after age 50, you and the Company will continue premium contributions until the 15 year minimum is reached.

Premium Amount

You will be provided with a personal illustration which reflects the Company's as well as your annual premiums through the life of the policy.

Premium Waivers

There are no Premium Waivers associated with this policy.

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Ownership

There are three options:

         Senior Manager as Owner
         All paperwork must be signed by Senior Manager as proposed insured and owner.

         Owner at Enrollment is not the Senior Manager
         Another option is for you not to take ownership, but rather another, i.e., individual, trust, etc., apply for ownership of the policy. It is of particular importance that if the owner of the policy is not you, the owner must sign the applications as the "Applicant/Owner" and you must sign as the "Proposed Insured".

         Transfer of Ownership
         The owner of this policy may subsequently transfer ownership to another, i.e., an individual, trust, etc.

Since ownership has long term and/or irrevocable implications, we urge you to consult with an attorney and/or tax advisor before making this decision.

Cash Value

This program is designed to provide you with a pre- and post-retirement death benefit. However, in addition to the death benefit, there is a cash value build-up. That is, part of each premium is placed in an "investment fund" to earn income. Investment earnings beyond the amounts necessary to increase the death benefit (as your salary increases) build on a tax advantaged basis in the policy.

Cash Availability

         Cash Build-up

         Your share of the cash build-up will not begin until several years into the policy but will build quickly after that. As with any cash amount, the longer it is left intact the greater the amount will be.

         Loans

         The cash value attributed to you may be withdrawn in the form of a loan after the Company no longer has an interest in the policy. There are certain restrictions and tax implications associated with a loan. We suggest that you speak with your financial counselor/tax advisor before taking such a step.

         Income Stream or Lump Sum

         It is possible, after the Company no longer has an interest in the policy, to convert all or any portion of the policy from a death benefit to either an income "stream" (i.e., an annuity) or a lump sum cash payout. The extent to which you convert to income or cash will cancel or reduce the valuable death benefit. Once you convert, it is not possible to re-establish the original death benefit.

Secured Benefit

Changes to the tax law over the years have required an increasing portion of the Senior Management benefit programs to be paid from Company operating income. SMILIP allows the Company to contribute towards the cost of this program on a timely basis while securing the benefit payment from a third party (the insurance company).

Early Retirement, Termination or Demotion

If, at retirement, you are "Pension Eligible" or "Retirement Eligible" and you have not reached normal retirement age (65), the death benefit will continue to increase until age 65. Both you and the Company will continue to pay premiums until you reach age 65 or if later, 15 years from the date of issuance of the policy. At that time the premiums will cease and the Company's aggregate premiums will be returned to the Company.

For purposes of the SMILIP, you will be considered "Pension Eligible" if you retire with a Disability Allowance or Minimum Retirement Benefit under the AT&T Senior Management Long Term Disability and Survivor Protection Plan. You will be considered "Retirement Eligible" for purposes of the SMILIP if you retire after having satisfied one of the following minimum age and length of service (as determined under the AT&T Management Pension Plan) combinations: (a) any age and 30 years of service; (b) age 50 and 25 years of service; (c) age 55 and 20 years of service; or (d) age 65 and 10 years of service.

Whether or not you are Pension Eligible or Retirement Eligible, if you leave the Company, and without the Company's consent or an appropriate waiver, establish a relationship with a competitor of the Company or engage in activity in conflict with or adverse to the interests of the Company under the standards of the AT&T Non-Competition Guideline and as determined by the AT&T Executive Vice President
- Human Resources, the process will be the same as with retirement/termination without being Pension Eligible or Retirement Eligible.

If you separate from the Company without being Pension Eligible, Retirement Eligible or are demoted to a non Senior Manager position, the Company's aggregate premiums will be immediately returned to the Company. You can, at your option, either maintain the policy by continuing to pay the total premium, i.e., both your amount and the amount previously paid by the Company, use the remaining cash value (if any) to buy paid up life insurance, or withdraw any remaining cash value and cancel the policy.

Contractual Agreement

One of the unique aspects of this insurance policy is the existence of a contract between you and AT&T. This agreement has no relationship to employment or any other benefit but rather defines the responsibilities of both the Company and you in the operation of the policy. You will own the policy and determine the beneficiary. The Company will hold the policy and have a "Collateral Assignment" from the owner (you or another you name) entitling AT&T, as long as it has a collateral interest in the policy, to an amount equal to its premiums paid. This document is a legal agreement and as such includes a significant amount of detail and warrants your careful review before signing. Although somewhat unique to life insurance, a collateral assignment is similar in context to an automobile loan where the car becomes "collateral" for the money lent to buy it. In this case, a portion of the value and benefit of the policy is the collateral the Company receives for contributing premium payments to "buy" the life insurance policy. The agreement is satisfied when the premium paid by the

Company is  returned.  Some of the major sections of the agreement are:

                  - Description  of the policy
                  - How the premiums are paid
                  - How the proceeds are paid
                  - How the agreement  terminates
                  - Claims procedure
                  - Description of the assignment

Taxes

Split Dollar life insurance policies have been in existence for decades. The IRS has issued several rulings over this period which treat these policies favorably from a tax perspective. However, the Company does not assure any particular tax treatment and recommends that you review your own situation with your personal attorney and/or tax advisor.

Enrollment

You will be provided with enrollment documents for completion. Enrollment in SMILIP and any future changes (i.e., assignment of ownership, beneficiary change, etc.) is processed through Executive Human Resources.